Master Investment Portfolio
Interestholder Meeting Results

The Annual Meeting of Interestholders of Master Investment Portfolio was held on November 16, 2001. At the Meeting, the following matters were voted upon by the interestholders. All proposals were approved, with the exception of Proposals 2 and 5 for the Asset Allocation Master Portfolio. The results of the voting are presented below. Each vote reported represents one dollar of interests outstanding on the record date for the meeting.


Proposal 1 *
To elect the seven nominees specified below                Votes       Votes
as Trustees of the Trust.                                  For         Withheld

          Mary G.F. Bitterman                              4,734,90     234,037,101.80
          Jack S. Euphrat                                  4,827,32     141,614,806.82
          R. Greg Feltus                                   4,828,31     140,621,018.70
          W. Rodney Hughes                                 4,827,32     141,614,806.82
          Lee T. Kranefuss                                 4,828,31     140,621,018.70
          Richard K. Lyons                                 4,828,31     140,621,018.70
          Leo Soong                                        4,828,31     140,621,018.70

Messrs. Euphrat, Feltus, Hughes and Soong previously served as Trustees of the Trust and were reelected. Ms. Bitterman, Mr. Kranefuss and Mr. Lyons were newly elected.


Proposal 2
To approve converting the Master Portfolio's
investment objectives from fundamen              Votes           Votes         Votes               Broker
non-fundamental.                                 For           Against       Abstaining          Non-Votes **

     Asset Allocation Master Portfo           144,194,937.93    91,125,532.84  83,905,664.63         18,150,883.62
     Bond Index Master Portfolio              470,587,868.58    32,891,377.58                         9,646,769.08
     Money Market Master Portfolio            892,977,590.98    48,829,800.21  70,520,290 86         35,522,107.95
     S&P 500 Index Master Portfolio        1,696,209,085.58    323,715,775.18  20,672,067.17        158,559,153.46


Proposal 3
To approve the change of the benchmark index
for the Bond Index Master Portfolio from the
Lehman Brothers Government/Credit Index
to the Lehman Brothers Aggregate In             Votes              Votes              Votes            Broker
by changing the Master Portfolio's              For               Against            Abstaining      Non-Votes **
investment objective.                            470,587,868.58   32,891,377.58                      9,646,769.08


Proposal 4
Relates to the LifePath Master Portfolios.


Proposal 5(A).
To approve amending the Master Portfolio's
fundamental investment policy conce             Votes            Votes               Votes            Broker
industry concentration.                         For             Against            Abstaining       Non-Votes **
     Asset Allocation Master Portfo           168,047,494.17    67,239,239.89   83,939,402.33         18,150,882.62
     Bond Index Master Portfolio              501,324,116.89     2,155,129.26          -               9,646,769.09
     Extended Index Master Portfoli            54,254,512.91      -                    -                 -
     International Index Master Por            84,642,158.62     3,563,880.36      890,970.09            -
     Money Market Master Portfolio            878,5517,263.88   58,260,448.32   75,549,969.85        35,522,107.95
     S&P 500 Index Master Portfolio         1,701,706,975.78   318,217,884.98   20,672,067.17       158,559,153.46
     U.S. Equity Index Master Portf           466,7792,166.9


Proposal 5(B)
To approve amending the Master Portfolio's
fundamental investment policy conce             Votes            Votes               Votes               Broker
diversification.                                For             Against              Abstaining         Non-Votes **
     Asset Allocation Master Portfo           168,114,969.58    67,138,026.78       83,973,140.03       18,150,882.62
     Bond Index Master Portfolio              470,5587,868.58   32,891,377.58            -                9,646,769.08
     Extended Index Master Portfoli             54,254,512.91     -                      -                  -
     International Index Master Por             85,533,128.71    2,672,910.27          890,970.09           -
     Money Market Master Portfolio             888,157,481.94   47,991,520.38       76,178,679.73       35,522,107.95
     S&P 500 Index Master Portfolio          1,701,926,891.39  317,9997,969.37      20,672,067.17      158,559,153.46
     U.S. Equity Index Master Portf            466,792,166.90


Proposal 5(C)
To approve amending the Master Portfolio's
fundamental investment policy conce              Votes              Votes           Votes                     Broker
the borrowing of money.                          For               Against          Abstaining               Non-Votes **
     Asset Allocation Master Portfo            168,013,756.47      67,306,715.29  83,905,664.63         18,150,882.62
     Bond Index Master Portfolio               470,587,868.58      32,891,377.58       -                  9,646,769.08
     Extended Index Master Portfoli             54,254,512.91        -                 -                   -
     International Index Master Por             83,751,188.53       4,454,850.45     890,970.09            -
     Money Market Master Portfolio             868,143,550.96      63,499,697.27  80,684,433.82         35,522,107.95
     S&P 500 Index Master Portfolio          1,739,312,544.77     280,612,315.99  20,672,067.17        158,559,153.46
     U.S. Equity Index Master Portf            466,792,166.90              -               -                  -


Proposal 5(D)
To approve amending the Master Portfolio's
fundamental investment policy conce              Votes             Votes            Votes               Broker
the issuance of senior securities.               For              Against         Abstaining            Non-Votes **
     Asset Allocation Master Portfo           168,013,756.47     67,239,239.89    83,973,140.03         18,150,882.62
     Bond Index Master Portfolio              470,587,868.58     32,891,377.58       -                   9,646,769.08
     Extended Index Master Portfoli            54,254,512.91        -                -                         -
     International Index Master Por            83,751,188.53      4,454,850.45       890,970.09                -
     Money Market Master Portfolio            868,143,550.96     63,290,127.31    80,894,003.78         35,522,107.95
     S&P 500 Index Master Portfolio         1,701,706,975.78    318,217,884.98    20,672,067.17       158,559,153.46
     U.S. Equity Index Master Portf           466,792,166.90           -                  -                  -


Proposal 5(E)
To approve amending the Master Portfolio's
fundamental investment policy conce             Votes             Votes             Votes              Broker
lending.                                         For             Against          Abstaining           Non-Votes **
     Asset Allocation Master Portfo           168,081,231.88    67,239,239.99    83,905,664.63         18,150,882.62
     Bond Index Master Portfolio              470,587,868.58    32,891,377.58          -                9,646,769.08
     Extended Index Master Portfoli             54,254,512.91        -                 -                         -
     International Index Master Por             83,751,188.53    4,454,850.45       890,970.09                   -
     Money Market Master Portfolio             872,544,520.07   59,098,728.32    80,684,433.82         35,522,107.80
     S&P 500 Index Master Portfolio          1,701,487,060.17  318,437,800.59    20,672,067.17        158,559,153.46
     U.S. Equity Index Master Portf            466,792,166.90           -                -                     -


Proposal 5(F)
To approve amending the Master Portfolio's
fundamental investment policy conce             Votes              Votes             Votes               Broker
underwriting.                                   For               Against         Abstaining             Non-Votes **
     Asset Allocation Master Portfo           168,047,494.17      67,205,502.19    83,973,140.03         18,150,882.62
     Bond Index Master Portfolio              470,587,868.58      32,891,377.58           -               9,646,769.08
     Extended Index Master Portfoli            54,254,512.91           -                 -                         -
     International Index Master Por            84,642,158.62       3,563,880.63       890,970.09                   -
     Money Market Master Portfolio            872,125,380.16      58,365,233.30    81,837,068.59         35,522,107.95
     S&P 500 Index Master Portfolio         1,701,926,891.39     317,9997,969.37   20,672,067.17        158,559,153.46
     U.S. Equity Index Master Portf           466,792,166.90      -                      -                           -


Proposal 5(G)
To approve amending the Master Portfolio's
fundamental investment policy conce              Votes            Votes               Votes             Broker
investments in real estate.                      For               Against             Abstaining        Non-Votes **
     Asset Allocation Master Portfo           168,114,969.58      67,205,502.19       83,905,664.63         18,150,882.62
     Bond Index Master Portfolio              470,587,868.58      32,891,377.58              -           9,646,769.08
     Extended Index Master Portfoli            54,254,512.91           -                     -                 -
     International Index Master Por            84,642,158.62       3,563,880.36          890,970.09             -
     Money Market Master Portfolio            873,487,584.89      58,155,663.34       80,684,433.82         35,522,107.95
     S&P 500 Index Master Portfolio         1,701,926,891.39     317,997,969.37       20,672,067.17       158,559,153.46
     U.S. Equity Index Master Portf           466,792,166.90             -                    -                -


Proposal 5(H)
To approve amending the Master Portfolio's
fundamental investment policy concerning
investments in commodities and comm             Votes              Votes              Votes             Broker
contracts.                                       For             Against              Abstaining        Non-Votes **
     Asset Allocation Master Portfo           168,0013,756.47    67,239,239.89       83,973,140.03      18,150,882.62
     Bond Index Master Portfolio               472,537,747.43    30,941,498.72             -             9,646,769.09
     Extended Index Master Portfoli             54,254,512.91        -                     -                   -
     International Index Master Por             83,751,188.53     4,454,850.45          890,970.09             -
     Money Market Master Portfolio             862,904,304.01    67,795,881.41       81,627,498.64      35,522,107.94
     S&P 500 Index Master Portfolio          1,713,582,418.62   306,342,442.14       20,672,067.17     158,559,153.46
     U.S. Equity Index Master Portf            466,792,166.90         -                  -                     -


Proposal 5(I)(i)
To approve converting the Master Portfolio's
fundamental policy concerning puts,             Votes            Votes                  Votes                  Broker
straddles to a non-fundamental poli              For            Against                 Abstaining             Non-Votes **
     Asset Allocation Master Portfo           168,047,494.17    67,272,977.59           83,905,664.63          18,150,882.62
     Bond Index Master Portfolio              470,587,868.58    32,891,377.58             -                     9,646,769.08
     Extended Index Master Portfoli            54,254,512.91        -                     -                             -
     Money Market Master Portfolio            671,147,790.45    61,089,642.75           37,617,617,807.46     277,994,549.34
     S&P 500 Index Master Portfolio         1,701,926,891.39   317,997,969.37           20,672,672,067.17     158,559,153.46


Proposal 5(I)(ii)
To approve converting the Master Portfolio's
fundamental policy concerning oil,              Votes            Votes                  Votes                  Broker
mineral interests to a non-fundamen              For            Against                 Abstaining            Non-Votes **
     Asset Allocation Master Portfo           168,047,494.17    67,272,977.59           83,905,664.63         18,150,882.62
     Bond Index Master Portfolio              470,587,868.58    32,891,377.58                 -                9,646,769.08
     Extended Index Master Portfoli            54,254,512.91            -                     -                        -
     Money Market Master Portfolio            666,147,790.45    66,119,321.74           37,617,807.46        277,994,549.34
     S&P 500 Index Master Portfolio         1,701,926,891.39    317,997,969.37          20,672,067.17        158,559,153.46


Proposal 5(I)(iii)
To approve converting the Money Market
Master Portfolio's fundamental poli             Votes           Votes                   Votes                 Broker
concerning control or management to              For           Against                  Abstaining           Non-Votes **
non-fundamental policy.                       671,147,790.45   61,089,642.75            37,617,807.46       277,994,549.34


Proposal 5(I)(iv)
To approve converting the Money Market
Master Portfolio's fundamental poli           Votes             Votes                   Votes                Broker
concerning securities on margin and           For               Against                 Abstaining          Non-Votes **
sales to a non-fundamental policy.            671,147,790.45    671,147,790.45       37,617,807.46       277,994,549.34


Proposal 5(I)(v)
Relates to the LifePath Master Portfolios.


* Denotes Trust-wide proposal and voting results.

** Broker non-votes are proxies received by the Master Portfolio from brokers or nominees, who neither has received instructions from the beneficial owner or other persons entitled to vote, nor has discretionary power to vote on a particular matter.